Exhibit 99.1

News Release

MoneyOnMobile, Inc. Inc. Schedules First Quarter 2017 Earnings Conference Call

Dallas, Texas and Mumbai, India - (September 16, 2016) - MoneyOnMobile, Inc. (OTC Pink: CLPI) will provide an update on its operational and financial results for the company's first quarter of fiscal year 2017 during a conference call and webcast on Monday, September 19, 2016 at 10 a.m. CDT (11 a.m. EDT). Harold Montgomery, CEO, and Scott Arey, CFO, will present from Dallas, Texas.

Participants within the U.S. can join the call and webcast by dialing 1-800-259-2693. Those dialing in from outside the U.S. can call +1-913-312-1296. The Conference ID is 5719290. Access to the presentation can be obtained via the following link: http://public.viavid.com/index.php?id=121162.

An archived version of the webcast will remain on the MoneyOnMobile, Inc. website's "Investors Relations" page at http://investors.money-on-mobile.com following the live webcast.

About MoneyOnMobile
MoneyOnMobile, Inc. (formerly Calpian, Inc.) is a mobile payments technology and processing company offering services throughout India. The MoneyOnMobile (www.money-on-mobile.com - consumers and www.money-on-mobile.net for agents) service enables Indian consumers to use their mobile phones to pay for goods and services, or transfer funds from one cell phone to another using simple SMS text functionality. Read about MoneyOnMobile in The New York Times (http:/www.nytimes.com/2013/12/05/business/international/mobile-payments-gain-traction-among-indias-poor.html?_r=0).

Safe Harbor Statement
This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity.

This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-Q filed on September 16, 2016. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Harold Montgomery
CEO
MoneyOnMobile, Inc.
214-837-2765
hmontgomery@calpian.com